Exhibit 3.1

Amended and Restated Bylaws
of
Abercrombie & Fitch Co.
reflecting amendments through November 20, 2024

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TABLE OF CONTENTS
(continued)

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AMENDED AND RESTATED
BYLAWS OF
ABERCROMBIE & FITCH CO.
ARTICLE I

STOCKHOLDERS
Section 1.01    Annual Meeting. The annual meeting of the stockholders of Abercrombie & Fitch Co., a corporation organized under the laws of the State of Delaware (the “Corporation”), for the purpose of fixing or changing the number of directors of the Corporation, electing directors and transacting such other business as may properly come before the meeting in accordance with these Bylaws, shall be held on such date, at such time and at such place as determined by the Board of Directors and designated in the notice of meeting. The Board of Directors may postpone, reschedule, or cancel any annual meeting of stockholders.
Section 1.02    Special Meetings. Special meetings of the stockholders may be called at any time by the chairperson of the board, the chief executive officer, the president, or in case of the president’s death, absence or disability, the vice president, if any, authorized to exercise the authority of the president, or a majority of the Board of Directors acting with or without a meeting and shall be held on such date, at such time and at such place as determined by them; provided, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provision of the Amended and Restated Certificate of Incorporation of the Corporation (as it may be further amended from time to time, the “Certificate”), then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified. The Board of Directors may postpone, reschedule, or cancel any special meeting of stockholders called pursuant to this Section 1.02.
Section 1.03    Place of Meetings. Meetings of stockholders shall be held at the principal executive office of the Corporation within or outside the State of Ohio, unless the Board of Directors decides that a meeting shall be held at some other place and causes the notice thereof to so state. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place but may instead be held solely by means of remote communication satisfying the applicable provisions of the Delaware General Corporation Law (or its successor statute as in effect from time to time).
Section 1.04    Notice of Meetings. Unless waived as provided in Section 1.04(A), except as otherwise required by the Certificate or applicable law, written notice of each annual or special meeting, stating the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting as well as the purpose or purposes of such meeting shall be given to each stockholder of record entitled to vote or entitled to notice, not more than sixty (60) days nor less than ten (10) days before any such meeting. If mailed, such notice shall be deemed give when deposited in the United States mail, with postage prepaid, directed to the stockholder at his or her address as the same appears on the records of the Corporation. Notice to a stockholder shall also be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given in the manner provided for in the applicable provisions of the Delaware General Corporation Law (or its successor statute as in effect from time to time). If a meeting is adjourned to another time or place and such adjournment is for thirty (30) days or less and no new record date is fixed for the adjourned meeting, no further notice as to such adjourned meeting need be given if the time and place, if any, to which it is adjourned and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are fixed and announced at such meeting. In the event of a transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice on the transferee. If the adjournment is for more than thirty (30) days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
(A)    A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to any such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
Section 1.05    Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If the Board of Directors shall not fix such a record date, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors shall adopt the resolution relating thereto. Determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.06    Organization. At each meeting of the stockholders, the chairperson of the board, or in his or her absence or disability, the chief executive officer, or in the absence or disability of the chief executive officer, the president, or, in the absence or disability of the president, any vice-president, or, in the absence of the chairperson of the board, the chief executive officer, the president and any vice-president, a chairperson chosen by a majority in interest of the stockholders present in person or by proxy and entitled to vote, shall act as chairperson of the meeting; and the secretary of the Corporation, or, if the secretary of the Corporation not be present, the assistant secretary, or if the secretary and the assistant secretary not be present, any person whom the chairperson of the meeting shall appoint, shall act as secretary of the meeting.
Section 1.07    Quorum. Except as otherwise expressly provided by law, the Certificate, or these Bylaws, (i) at any meeting called by the Board of Directors, the presence, in person or represented by proxy, of the holders entitled to exercise at least one-third of the voting power of the issued and outstanding shares of stock of the Corporation and entitled to vote thereat shall constitute a quorum for such meeting and (ii) at any meeting called other than by the Board of Directors, the presence, in person or represented by proxy, of the holders entitled to exercise at least a majority of the voting power of the issued and outstanding shares of stock of the Corporation and entitled to vote thereat shall constitute a quorum for such meeting. The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If, however, such quorum is not present or represented at any meeting of the stockholders, then a majority of the stockholders entitled to vote thereat, present or represented by proxy, or the chairperson of the meeting, may adjourn the meeting from time to time to such time (not more than thirty (30) days after the previously adjourned meeting) and place as they (or he or she) may determine, without notice other than by announcement at the meeting of the time and place, if any, of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.
Section 1.08    Order of Business and Procedure. The order of business at all meetings of the stockholders and all matters relating to the manner of conducting the meeting shall be determined by the chairperson of the meeting. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all stockholders, but it shall not be necessary to follow any manual of parliamentary procedure.
Section 1.09    Nature of Business at Meetings of Stockholders.
(A)    Only such business (other than nominations for election to the Board of Directors, which must comply with the provisions of Section 2.04 and applicable law) may be transacted at an annual meeting of stockholders as is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation who (1) is entitled to vote at the annual meeting of stockholders, (2) is a stockholder of record on the date of the giving of the notice provided for in this Section 1.09 and through the date of such annual meeting, and (3) complies with the notice procedures set forth in this Section 1.09. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Proposing Stockholder (as defined below) (other than the nomination for election to the Board of Directors, which must be made in compliance with Section 2.04 and applicable law), such business must be a proper matter for stockholder action pursuant to these Bylaws and applicable law.
(B)    In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Proposing Stockholder, such Proposing Stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation.
(1)    To be considered timely, a Proposing Stockholder’s notice to the secretary must be delivered in accordance with an Acceptable Delivery Method (as defined below) at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Proposing Stockholder must be delivered in accordance with an Acceptable Delivery Method that is no later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such annual meeting was first made by the Corporation. In no event shall any adjournment, recess, postponement, continuation or rescheduling of an annual meeting, or the announcement thereof, commence a new time period (or extend any time period) for the giving of a Proposing Stockholder’s notice as described above.
(2)    To be in proper form, a Proposing Stockholder’s notice to the secretary must set forth the following information:
(a)    as to each matter such Proposing Stockholder proposes to bring before the annual meeting:
(i)    a brief description of the business intended to be brought before the annual meeting and the proposed text of any proposal relating to such business, including the complete text of any resolutions proposed for consideration at the annual meeting and, if such business includes a proposal to amend the Certificate or these Bylaws, the text of the proposed amendment;

(ii)    the reasons for conducting such business at the annual meeting (including the text of any reasons for the proposed business that will be disclosed in any proxy statement or supplement thereto to be filed with Securities and Exchange Commission (the “SEC”);
(iii)     a complete and accurate description of any material interest of any such Proposing Stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, in such business, including any anticipated material benefit to such Proposing Stockholder and any Stockholder Associated Person therefrom; and
(iv)    any other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such Proposing Stockholder in connection with the solicitation of proxies in support of such proposed business pursuant to Section 14(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or pursuant to any law or statute replacing such section) and the rules and regulations promulgated thereunder; and
(b)    as to the Proposing Stockholder and any Stockholder Associated Person, if any, on whose behalf the proposal is being made:
(i)    whether such person(s) is/are providing the notice at the request of a beneficial holder of securities of the Corporation;
(ii)    the name and address of such Proposing Stockholder or any Stockholder Associated Person (including, if applicable, the name and address that appear on the Corporation’s stock ledger);
(iii)    (1) the class or series and number of all securities of the Corporation that are, directly or indirectly, owned beneficially or of record by such Proposing Stockholder or any Stockholder Associated Person (specifying the type of ownership), (2) the name of each nominee holder of all securities of the Corporation owned beneficially but not of record by such Proposing Stockholder or any Stockholder Associated Person, the number of such shares of stock of the Corporation held by each such nominee holder, and any pledge with respect to any of such stock, (3) the dates such securities of the Corporation were acquired, (4) the investment intent of such acquisition as would be required to be disclosed on Item 4 of Schedule 13D, and (5) evidence of such beneficial or record ownership;

(iv)    a complete description of all Derivative Instruments or Short Interests (each as defined below) owned, held or entered into by such Proposing Stockholder or any Stockholder Associated Person;
(v)    a complete and accurate description of any performance-related fees (other than an asset-based fee) to which such Proposing Stockholder or any Stockholder Associated Person may be entitled as a result of any increase or decrease in the value of any securities of the Corporation, Derivative Instruments or Short Interest;
(vi)     a complete and accurate description of any agreement, arrangement or understanding that has been made, the effect or intent of which is to increase or decrease the voting power or pecuniary or economic interest of such Proposing Stockholder or any Stockholder Associated Person, with respect to securities of the Corporation, without regard to whether such transaction is required to be reported on a Schedule 13D in accordance with the Exchange Act;
(vii)    a complete and accurate description of all agreements, arrangements, or understandings (whether written or oral) between or among such Proposing Stockholder or any Stockholder Associated Person, and/or any other person or persons or entity (naming each such person or entity) in connection with or related to the proposed nomination or other business, including, without limitation (1) any proxy, contract, arrangement, understanding or relationship (whether written or oral) pursuant to which such person has the right to vote any securities of the Corporation and (2) any other agreements that would be required to be disclosed by such person or any other person pursuant to Item 5 or Item 6 of Schedule 13D that would be filed pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to such Proposing Stockholder, the Stockholder Associated Person or other person);
(viii)    the names and addresses of any other beneficial or record owners of securities of the Corporation known by such Proposing Stockholder to be financially supporting the proposed business;
(ix)    a representation that (1) no such Proposing Stockholder or any Stockholder Associated Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (2) that such Proposing Stockholder or any Stockholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 1.09;
(x)    a complete and accurate description of any pending or, to such Proposing Stockholder’s knowledge, threatened legal proceeding in which such Proposing Stockholder or any Stockholder Associated Person is a party or participant involving the Corporation or, to such stockholder’s knowledge, any current or former officer, director, affiliate or associate of the Corporation;
(xi)    a representation from the Proposing Stockholder that such stockholder (1) is, and will at the time of such meeting, be a holder of record of securities of the Corporation entitled to vote at such meeting, (2) intends to vote such securities of the Corporation at such meeting, and (3) intends to appear in person at, or send a Qualified Representative (as defined below) to, such meeting to make such proposed nomination or present such other proposed business, as applicable, before the meeting; and
(xii)    a representation from such Proposing Stockholder as to whether such stockholder or any beneficial owner on whose behalf such stockholder is acting intends, or is part of a group (providing the name and address of each participant) that intends (1) to deliver a proxy statement and/or form of proxy with holders of at least the percentage of the Corporation’s voting shares required to approve or adopt the business to be proposed, (2) otherwise solicit proxies from stockholders in support of the proposals, and/or (3) to solicit the holders of the Corporation’s securities in accordance with Rule 14a-19 under the Exchange Act.
(C)    Any Proposing Stockholder shall update and supplement the notice delivered and information previously provided to the Corporation pursuant to this Section 1.09, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1.09 shall continue to be true and correct as of (1) the record date for determining the stockholders entitled to receive notice of the annual meeting and (2) the date that is ten (10) business days prior to such meeting (or any adjournment, continuation, or postponement thereof). Such update and supplement shall be delivered in accordance with an Acceptable Delivery Method at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of the annual meeting (in the case of an update required to be made as of the record date) and not later than eight (8) business days prior to the date of the meeting (in the case of an update required to be made as of the date that is ten (10) business days prior to such meeting or any adjournment, continuation, or postponement thereof). A Proposing Stockholder may not, after the last day on which a notice would be timely under this Section 1.09, cure, in any way, any defect preventing the submission of a proposal.
(D)    No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.09; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 1.09 shall be deemed to preclude discussion by any stockholder of any such business. Except as otherwise provided by law, the Certificate, or these Bylaws, the chairperson of an annual meeting shall have the power and duty to determine whether any business was properly brought before the annual meeting in accordance with the foregoing procedures, and, if such proposed business is deemed not to have been properly made, to declare to the meeting that the business was not properly brought before the meeting, in which case such business shall be disregarded and declared to be out of order, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 1.09, unless otherwise required by law, if the Proposing Stockholder (or a Qualified Representative of such stockholder) proposing any business to be conducted at the annual meeting does not appear at the annual meeting of stockholders to propose such business, such proposed business shall not be transacted, and no vote shall be taken with respect to such proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.
(E)    Notwithstanding the foregoing provisions of this Section 1.09, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 1.09. This Section 1.09 is expressly intended to apply to any business proposed to be brought before a meeting of Stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. Nothing contained in this Section 1.09 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).
(F)    For purposes of these Bylaws:
(1)    “Acceptable Delivery Method” means delivery in writing to the secretary of the Corporation by registered mail addressed to the secretary at the principal executive offices of the Corporation, return receipt requested;
(2)    “affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act;
(3)    “associate” has the meaning set forth in Rule 12b-2 under the Exchange Act;
(4)    “beneficially owned” (and its correlative terms) has the meaning provided in Rules 13d-3 and 13d-5 under the Exchange Act;

(5)    “Derivative Instrument” means any derivative instruments, profit interests, options, warrants, convertible securities, stock appreciation or other rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any securities of the Corporation or the voting rights thereof or with a value derived in whole or in part from the value of any securities of the Corporation or any other contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any securities of the Corporation, in each case, whether or not such instrument, contract or right shall be subject to settlement in the underlying security of the Corporation;
(6)    “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one (1) or more electronic networks or databases (including one (1) or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process;
(7)    a “Proposing Stockholder” means any stockholder proposing business to be brought before a meeting of stockholders pursuant to Section 1.09 or any stockholder proposing nominations pursuant to Section 2.04(B);
(8)    a “Qualified Representative” of a stockholder means a person who is duly authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to the Secretary to act for such stockholder as proxy at a specified meeting of stockholders. The Qualified Representative must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders;
(9)    a “Short Interest” means any agreement, arrangement, understanding or relationship (including any repurchase or so called “stock borrowing” agreement or arrangement) the effect or intent of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any securities of the Corporation or manage risk with respect to any securities of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any securities of the Corporation; and
(10)    a “Stockholder Associated Person” means, as to any Proposing Stockholder (i) any person who is a member of a “group” (as such term is used in Rule 13d-5 of the Exchange Act) with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation on whose behalf the request, proposal, or nomination is being made (other than a stockholder that is a depositary), (iii) any affiliate or associate of such stockholder or any such beneficial owner, and (iv)

any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder, beneficial owner or any Stockholder Associated Person in respect of any requests, proposals or nominations, as applicable.
Section 1.10    Voting.
(A)    Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him or her and registered in his or her name on the books of the Corporation on the date fixed pursuant to Section 1.05 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting.
(B)    Shares of its own stock belonging to the Corporation or to another Corporation, if a majority of the shares entitled to vote in the election of directors in such other Corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes.
(C)    Any such voting rights may be exercised by the stockholder entitled thereto in person or by his or her proxy appointed by an instrument in writing signed by such stockholder or by his or her attorney thereunto authorized or appointed in any other manner permitted by the law of Delaware. Any such instrument in writing or record of any such appointment shall be filed with or received by the secretary of the meeting in sufficient time to permit the necessary examination and tabulation thereof before the vote is taken. No appointment of a proxy shall be valid after the expiration of three years after it is made unless the writing or other communication or transmission which appoints such proxy specifies the length of time it is to continue in force.
(D)    At any meeting of the stockholders, at which a quorum is present, all matters other than the election of directors, except as otherwise provided in the Certificate, in these Bylaws or by law, shall be approved by a majority of the votes properly cast for or against such matter and, for the avoidance of doubt, neither abstentions nor broker non-votes shall be counted as votes for or against such matter. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairperson of the meeting or required by the Certificate. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and shall state the number of shares voted.
(E)    Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
Section 1.11    Inspectors. The Board of Directors, in advance of any meeting of the stockholders, shall appoint one or more inspectors to act at the meeting and make a written report thereof. If any person so appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at the meeting with strict impartiality and according to the best of his or her ability. The inspectors so appointed shall (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at the meeting and the validity of proxies and ballots; (iii) count all votes and ballots; (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. Any report or certificate made by the inspectors shall be prima facie evidence of the facts stated and of the vote as certified by them.
Section 1.12    List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.
ARTICLE II

BOARD OF DIRECTORS
Section 2.01    General Powers of Board. The powers of the Corporation shall be exercised, its business and affairs conducted, and its property controlled by or under the direction of the Board of Directors, except as otherwise provided by the law of Delaware or in the Certificate.
Section 2.02    Number of Directors. The number of directors of the Corporation (exclusive of directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall not be less than four nor more than thirteen, the exact number of directors to be such number as may be set from time to time within the limits set forth above by resolution adopted by affirmative vote of a majority of the whole Board. As used in these Bylaws, the term “whole Board” means the total number of directors which the Corporation would have if there were no vacancies.
Section 2.03    Election of Directors. At each meeting of the stockholders for the election of directors, a nominee shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that the persons receiving the greatest number of votes shall be the directors at any such meeting of the stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for directors set forth in ARTICLE I, Section 2.04, of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. Directors need not be stockholders.
Section 2.04    Nominations.
Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate with respect to the right of holders of preferred stock of the Corporation, if any, to nominate and elect a specified number of directors in certain circumstances.
(A)    Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, by or at the direction of the Board of Directors (or any duly authorized committee thereof).
(B)    Nominations of persons for election to the Board of Directors may also be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.04(B) and on the record date for the determination of stockholders entitled to notice of and to vote at such annual meeting of stockholders or special meeting of stockholders and (ii) who complies with the notice procedures set forth in this Section 2.04(B).
In addition to any other applicable requirements, for a nomination to be made by a stockholder, such Proposing Stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation.
(1)    To be considered timely, a Proposing Stockholder’s notice to the secretary must be delivered in accordance with an Acceptable Delivery Method and received at the principal executive offices of the Corporation:
(a)    in the case of an annual meeting of stockholders, not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the annual meeting of stockholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such public announcement of the date of such annual meeting was first made by the Corporation;

(b)    in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which such public announcement of the date of such special meeting was first made by the Corporation.
(c)    In no event shall the adjournment, recess, postponement, continuation, or rescheduling of an annual meeting of stockholders or a special meeting of stockholders called for the purpose of electing directors, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(2)    To be in proper form, a Proposing Stockholder’s notice to the secretary must set forth the following information:
(a)    as to each person whom the Proposing Stockholder proposes to nominate for election or re-election as a director:
(i)    the name, age, business address and residence address of the Proposed Nominee (as defined below);
(ii)    the principal occupation or employment of such Proposed Nominee;
(iii)    (1) the class and number of all securities of the Corporation which are, directly or indirectly, owned beneficially or of record by such Proposed Nominee (specifying the type of ownership), (2) the name of each nominee holder of shares of all securities of the Corporation owned beneficially but not of record by such Proposed Nominee, the number of such shares of stock of the Corporation held by each such nominee holder and any pledge with respect to any of such shares of stock, (3) the dates such securities of the Corporation were acquired, (4) the investment intent of such acquisition as would be required to be disclosed on Item 4 of Schedule 13D, and (5) any Derivative Instruments or Short Interests owned, held or entered into by such Proposed Nominee;
(iv)    a Questionnaire (as defined below) with respect to the background and qualification of such person, completed and executed by such Proposed Nominee in the form required by the Corporation (which form such Proposing Stockholder shall request in writing from the secretary of the Corporation prior to submitting notice and which the secretary shall provide within ten (10) days after receiving such request);

(v)    a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation providing that such Proposed Nominee (which form such Proposing Stockholder shall request in writing from the secretary of the Corporation prior to submitting notice and which the secretary shall provide within ten (10) days after receiving such request): (1) is not and will not become a party to any agreement, arrangement or understanding with, and any commitment or assurance to, any person or entity as to how a person, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or a director nominee that has not been disclosed to the Corporation; (3) will, if elected as a director, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Certificate, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such person within five (5) business days after the secretary receives any written request therefor from such person), and all applicable fiduciary duties under state law; (4) intends to serve a full term as a director, if elected; and (5) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
(vi)    whether such Proposed Nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K adopted by the SEC and the relevant listing standards of any exchange where the Corporation’s equity securities are listed;
(vii)    details of any relationship between such Proposed Nominee and any person that would require disclosure on Schedule 13D as if such Proposed Nominee was required to file a Schedule 13D with respect to the Corporation;

(viii)    a description of any business or personal interests that could place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries;
(ix)    any other information relating to such Proposed Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the Corporation’s proxy statement and form of proxy as a nominee and to serve as a director if elected); and
(x)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the Proposing Stockholder (including the beneficial owner, if any, on whose behalf the nomination is being made) and any Stockholder Associated Person, on the one hand, and each such Proposed Nominee and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Proposing Stockholder (including the beneficial owner, if any, on whose behalf the nomination is being made) and any Stockholder Associated Person were the “registrant” for purposes of such rule and such Proposed Nominee were a director or executive officer of such registrant; and
(b)    as to the Proposing Stockholder and any Stockholder Associated Person, if any, on whose behalf the nomination is being made, the information called for pursuant to Section 1.09(B)(2)(b).
(3)    Any Proposing Stockholder shall update and supplement the notice delivered and information previously provided to the Corporation pursuant to this Section 2.04(B), if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.04(B) shall continue to be true and correct as of (A) the record date for determining the stockholders entitled to receive notice of the annual meeting of stockholders or special meeting of stockholders and (B) the date that is ten (10) business days prior to the meeting (or any adjournment, continuation, or postponement thereof). Such update and supplement shall be delivered in accordance with an Acceptable Delivery Method at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to receive notice of such annual meeting of stockholders or special meeting of stockholders (in the case of an update required to be made as of the record date) and not later than eight (8) business days prior to the date of such meeting (in the case of an update required to be made as of the date that is ten (10) business days prior to such meeting or any adjournment, continuation, or postponement thereof). A Proposing Stockholder may not, after the last day on which a notice would be timely under this Section 2.04(B), cure, in any way, any defect preventing the submission of a proposal.
(4)    Except with respect for nominations made pursuant to Section 2.04(A), no person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Section 2.04(B) or Section 2.04(C). Except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with all of the procedures set forth in these Bylaws. If such proposed nomination is deemed not to have been properly made, the chairperson of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded and declared to be out of order, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.04(B) unless otherwise required by law, if the Proposing Stockholder (or a Qualified Representative of such stockholder) does not appear at the meeting of stockholders to present such nomination, such nomination shall be disregarded, and no vote shall be taken with respect to such proposed nomination, notwithstanding that proxies with respect to such vote may have been received by the Corporation.
(5)    If any person provides notice pursuant to Rule 14a-19(b) under the Exchange Act in connection with a stockholder’s notice provided under this Section 2.04(B) and such person subsequently either (x) notifies the Corporation that such person no longer intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act; and no other person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (x) intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any person provides notice pursuant to Rule 14a-19(b) under the Exchange Act in connection with a stockholder’s notice provided under this Section 2.04(B), such stockholder shall deliver, in accordance with an Acceptable Delivery Method no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
(6)    For purposes of these Bylaws:
(a)    a “Proposed Nominee” means any and each person whom the Proposing Stockholder proposes to nominate for election or re-election as a director; and
(b)    “Questionnaire” means, as to each person whom a Proposing Stockholder proposes to nominate for election or reelection to the Board, a director’s and officers’ questionnaire in the form provided by the Corporation pursuant to Section 2.04(B) and signed by such Proposed Nominee.
(C)    The Corporation shall include in the Corporation’s proxy statement for an annual meeting of stockholders, in addition to any persons nominated for election by the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below in this Section 2.04(C)), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by a stockholder, or by a group of not more than twenty (20) stockholders, that (i) satisfies (or, in the case of a group of stockholders, collectively and individually satisfy) the requirements of this Section 2.04(C) (such individual stockholder or stockholder group, including each member thereof, to the extent the context requires, the “Eligible Stockholder”), (ii) expressly requests in the notice required by this Section 2.04(C) to have the Stockholder Nominee(s) included in the Corporation’s proxy statement pursuant to this Section 2.04(C) and (iii) provides the Corporation with the information called for by Section 2.04(B)(2) and Section 2.04(B)(3) of these Bylaws with respect to each such Eligible Stockholder and each such Stockholder Nominee, as applicable. The Corporation shall also include the name of any such Stockholder Nominee on the form of proxy for such annual meeting of stockholders, subject to the provisions of this Section 2.04(C).
In the event that the Market Capitalization of the Corporation is or exceeds $2.5 billion (calculated as set forth in this paragraph), the maximum number of stockholders that may form a group constituting an “Eligible Stockholder” shall be increased from twenty (20) to twenty-five (25). For purposes of this Section 2.04(C), “Market Capitalization” shall be calculated as the product of (i) the total number of shares of the Corporation’s common stock outstanding as of the last trading day of the Corporation’s fiscal year immediately preceding the first day that a notice of director nominations may be delivered to the Corporation pursuant to this Section 2.04 (the “last trading day”) and (ii) the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of the Corporation’s common stock on the principal U.S. stock exchange(s) upon which the common stock of the Corporation is then listed or trades, for the consecutive period of ten (10) trading days beginning on the fifteenth (15th) trading day immediately preceding the last trading day and concluding at the close of trading on the fifth trading day immediately preceding the last trading day, as calculated by Bloomberg Financial LP under the function “VWAP.”

For purposes of this Section 2.04(C), the “Required Information” that the Corporation will include in the Corporation’s proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the rules and regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a Statement (as defined below in this Section 2.04(C)).
The Corporation shall not be required to include, pursuant to this Section 2.04(C), any information concerning any Stockholder Nominee in the Corporation’s proxy statement for any annual meeting of stockholders (u) if such Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading or that the Corporation, in good faith, believes would violate any applicable law or regulation; (v) with respect to whom the secretary of the Corporation receives a notice that a stockholder has nominated such person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.04(B) of these Bylaws, (w) who would cause the number of Stockholder Nominees included in the Corporation’s proxy statement to exceed the maximum number permitted by this Section 2.04(C), (x) who is not independent under the rules and listing standards of the principal U.S. stock exchange(s) upon which the common stock of the Corporation is then listed or trades, any applicable rules of the SEC or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (y) (A) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate, the rules and listing standards of the principal U.S. stock exchange(s) upon which the common stock of the Corporation is then listed or trades or any other applicable state or federal law or regulation, (B) who has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years, or (C) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, or (z) the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) or applicable Stockholder Nominee breaches or fails to comply with such person’s obligations pursuant to these Bylaws, including, without limitation, this Section 2.04.
The Nominating and Board Governance Committee of the Board of Directors and the full Board of Directors shall determine if the Stockholder Nominee satisfies the Independence Standards based on the information regarding the independence of such Stockholder Nominee that is received by the Corporation. At the request of the Corporation, each Stockholder Nominee must complete and submit the questionnaire that is required of the Corporation’s directors and executive officers. The Corporation may also request such additional information as is necessary to permit the Nominating and Board Governance Committee of the Board of Directors and the full Board of Directors to determine if each Stockholder Nominee satisfies the Independence Standards, and the Stockholder Nominee and the Eligible Stockholder (or group of stockholders that together is such Eligible Stockholder) shall promptly provide the Corporation with such additional requested information.
If a Stockholder Nominee or an Eligible Stockholder fails to continue to meet the requirements of this Section 2.04(C), if the Eligible Stockholder fails to meet all of the requirements of the notice provisions set forth in Section 2.04(B)(2) and Section 2.04(B)(3) of these Bylaws to properly nominate a candidate for election as a director at the annual meeting of stockholders, or if a Stockholder Nominee withdraws, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation prior to the annual meeting of stockholders: (i) The Corporation may, to the extent the Corporation deems feasible, remove the name of the Stockholder Nominee and the Statement from the Corporation’s proxy statement, remove the name of the Stockholder Nominee from the Corporation’s form of proxy, and otherwise communicate to the Corporation’s stockholders that the Stockholder Nominee will not be eligible for nomination or election at the annual meeting of stockholders; and (ii) The Eligible Stockholder may not name another Stockholder Nominee or, subsequent to the last day on which a stockholder’s notice of an intent to make a nomination would be timely, otherwise cure in any way any defect preventing the nomination of the Stockholder Nominee identified in the notice provided pursuant to this Section 2.04(C).
The maximum number of Stockholder Nominees nominated by all Eligible Stockholders (including any Stockholder Nominees that were submitted by one or more Eligible Stockholders for inclusion in the Corporation’s proxy statement pursuant to this Section 2.04(C) but who are either subsequently withdrawn or disqualified pursuant to this Section 2.04(C), or whom the Board of Directors decides to nominate as Board of Directors’ nominees) appearing in the Corporation’s proxy statement with respect to an annual meeting of stockholders shall not exceed twenty-five percent (25%) of the number of directors in office as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 2.04(C) may be delivered pursuant to this Section 2.04(C), or if such number is not a whole number, the closest whole number below such twenty-five percent (25%); provided, however, that if one or more vacancies occur on the Board of Directors after the last day on which notice of a nomination in accordance with the provisions set forth in this Section 2.04(C) may be delivered but before the date of the annual meeting of stockholders and the Board of Directors reduces the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees shall be calculated based on the reduced number of directors. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.04(C) exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation’s proxy statement until the maximum number is reached, going in order of the number (greatest to fewest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in the written notice of the nomination submitted to the Corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. A stockholder shall not be an Eligible Stockholder, and shall not be eligible to participate in a group of stockholders constituting an Eligible Stockholder, if, as of the last day on which notice of a nomination in accordance with the procedures set forth in this Section 2.04(C) may be delivered pursuant to this Section 2.04(C), greater than twenty-five percent (25%) of the number of directors in office (or if such amount is not a whole number, the closest whole number below twenty-five percent (25%)) were elected to the Board of Directors pursuant to (i) the submission of such directors’ candidacy under this Section 2.04 by such stockholder or any of such stockholder’s affiliates or associates, or by any group of stockholders of which such stockholder or any of such stockholder’s affiliates or associates is or has been a part or (ii) nomination of such directors by the Corporation pursuant to any agreement entered into between the Corporation and such stockholder or such stockholder’s affiliates or associates.
For purposes of this Section 2.04(C), an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of such stockholder’s affiliates or associates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of such stockholder’s affiliates or associates for any purposes or purchased by such stockholder or any of such stockholder’s affiliates or associates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of such stockholder’s affiliates or associates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or such stockholder’s affiliate’s or associate’s full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate or associate. Notwithstanding whether any such shares held by an Eligible Stockholder are subject to any instruments or agreements having the purpose or effect described in clause (1) of the immediately preceding sentence, and notwithstanding the failure of such Eligible Stockholder to possess full voting rights pursuant to clause (i) of the immediately preceding sentence to the extent such failure is caused by such instruments or agreements, an Eligible Stockholder shall be deemed to “own” outstanding shares of common stock of the Corporation that have been loaned by or on behalf of the Eligible Stockholder to another person, if and only if the Eligible Stockholder has the right to recall such loaned shares, and undertakes in accordance with the following paragraph of this Section 2.04(C) and does recall such loaned shares upon being notified that any of such Eligible Stockholder’s Stockholder Nominee(s) will be included in the Corporation’s proxy statement and the Corporation’s form of proxy for the applicable annual meeting of stockholders pursuant to this Section 2.04, unless and to the extent that any such shares are deemed not to be “owned” by such Eligible Stockholder for any other purpose pursuant to the immediately preceding sentence. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.
An Eligible Stockholder must have owned (as defined in the immediately preceding paragraph) three percent (3%) or more of the shares of the Corporation’s outstanding common stock continuously for at least three years (the “Required Shares”) as of each of: (i) the date the written notice of the nomination is delivered to or mailed and received by the Corporation in accordance with this Section 2.04(C); (ii) the record date for determining stockholders entitled to vote at the annual meeting of stockholders; and (iii) the time of the annual meeting of stockholders. Within the time period specified in this Section 2.04(C) for providing notice of a nomination in accordance with the procedures set forth in this Section 2.04(C), an Eligible Stockholder must provide the following information in writing to the secretary of the Corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the written notice of the nomination is delivered to or mailed and received by the secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (ii) information regarding the Stockholder Nominee and Eligible Stockholder that is the same as that which would be required to be set forth in the stockholder’s notice of nomination of such Stockholder Nominee pursuant to Section 2.04(B), together with the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected; (iii) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act, as the same may be amended; (iv) a representation that the Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, does not presently have such intent, and intends to continue to hold the Required Shares through the annual meeting of stockholders and for at least one additional year after the date of the annual meeting of stockholders, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.04(C), (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than the Stockholder Nominee of the Eligible Stockholder or a nominee of the Board of Directors, (D) will not distribute to any stockholder any form of proxy for the annual meeting of stockholders other than the form of proxy distributed by the Corporation, (E) will comply with all laws and regulations applicable in connection with the annual meeting of stockholders, (F) will provide facts, statements and other information in all communications with the Corporation and the stockholders of the Corporation that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and (G) will recall any outstanding shares of common stock of the Corporation that have been loaned by or on behalf of the Eligible Stockholder to another person that are to be counted for purposes of determining the Required Shares and the Eligible Stockholder’s eligibility hereunder in accordance with the provisions relating thereto in the immediately preceding paragraph of this Section 2.04(C) upon being notified that any of the Stockholder Nominee(s) of such Eligible Stockholder will be included in the Corporation’s proxy statement and the Corporation’s form of proxy for the applicable annual meeting of stockholders; (v) in the case of a nomination by a group of stockholders who together constitute an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (vi) an undertaking that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 2.04(C)) agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation, and each of the Corporation’s directors, officers and associates (i.e., employees) individually, against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of the Corporation’s directors, officers or associates (i.e., employees) arising out of any nomination submitted by the Eligible Stockholder pursuant to Section 2.04(C), and (C) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting of stockholders.
The Eligible Stockholder may provide to the secretary of the Corporation, at the time the information required by this Section 2.04(C) is provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting of stockholders, not to exceed five hundred (500) words, in support of the Stockholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.04(C), the Corporation may omit from the Corporation’s proxy statement any information or Statement that the Corporation, in good faith, believes would violate any applicable law or regulation, including without limitation by being materially false or misleading, or otherwise cause harm to the Corporation.
Within the time period specified in this Section 2.04(C) for providing notice of a nomination in accordance with the procedures set forth in this Section 2.04(C), a Stockholder Nominee must deliver to the secretary of the Corporation a written representation and agreement that such Stockholder Nominee (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) will comply with all the corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, as well as any other policies and guidelines of the Corporation applicable to directors. If the Stockholder Nominee fails to comply with any of the requirements included in this paragraph or any other paragraph of this Section 2.04(C) or of Section 2.04(B) of these Bylaws, the Stockholder Nominee will not be eligible for inclusion in the Corporation’s proxy statement or on the Corporation’s form of proxy.
Any Stockholder Nominee who is included in the Corporation’s proxy statement and on the Corporation’s form of proxy for a particular annual meeting of stockholders but withdraws from or becomes ineligible or unavailable for election at such annual meeting of stockholders will be ineligible to be a Stockholder Nominee pursuant to this Section 2.04(C) for the next two succeeding annual meetings of stockholders.
Whenever the Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 2.04(C) that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions, with the sole exception that an individual Eligible Stockholder may have held less than 3% of the shares of outstanding common stock of the Corporation, as described in the eighth and ninth paragraphs of this Section 2.04(C), so long as the outstanding common stock held by such Eligible Stockholder being aggregated to meet the 3% threshold for the nominating group meets the three-year continuous holding requirements of this Section 2.04(C). No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting of stockholders.
Notwithstanding anything herein to the contrary, to be timely, a stockholder’s notice of a nomination in accordance with the procedures set forth in this Section 2.04(C) must be delivered or mailed and received at the principal executive offices of the Corporation not later than one hundred twenty (120) days nor earlier than one hundred (150) days prior to the first anniversary of the date that the Corporation distributed the Corporation’s proxy statement to stockholders for the previous year’s annual meeting of stockholders.
(D)    No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.04. Except as otherwise provided by law, the Certificate, or these Bylaws, the chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with all of the procedures set forth in this Section 2.04, and, if such proposed nomination is deemed not to have been properly made, the chairperson of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded and declared to be out of order, notwithstanding that proxies with respect to such vote may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 2.04, unless otherwise required by law, if the stockholder (or a qualified representative of such stockholder) proposing any nomination does not appear at the meeting of stockholders to present such nomination, such nomination shall be disregarded, and no vote shall be taken with respect to such proposed nomination, notwithstanding that proxies with respect to such vote may have been received by the Corporation.
(E)    (i) If any person provides notice pursuant to Rule 14a-19(b) under the Exchange Act in connection with a stockholder’s notice provided under this Section 2.04 and such person subsequently either (x) notifies the Corporation that such person no longer intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act or (y) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act and (ii) no other person that has provided notice pursuant to Rule 14a19(b) under the Exchange Act with respect to such proposed nominee (x) intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act and (y) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the nomination of such proposed nominee shall be disregarded and no vote on the election of such proposed nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any person provides notice pursuant to Rule 14a-19(b) under the Exchange Act in connection with a stockholder's notice provided under this Section 2.04, such stockholder shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
Section 2.05    Resignations. Any director of the Corporation may resign at any time by giving written notice or notice by electronic transmission to the chairperson of the board or the secretary of the Corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 2.06    Vacancies. In the event that any vacancy shall occur in the Board of Directors, whether because of death, resignation, removal, newly created directorships resulting from any increase in the authorized number of directors, the failure of the stockholders to elect the whole authorized number of directors, or any other reason, such vacancy may be filled by the vote of a majority of the directors then in office, although less than a quorum. A director elected to fill a vacancy, other than a newly created directorship, shall hold office for the unexpired term of his or her predecessor. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Certificate, vacancies and newly created directorships of such class or classes or series may be filled by a majority of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.
Section 2.07    Removal of Directors. Directors may be removed only as provided in the Certificate.
Section 2.08    Place of Meeting, etc. The Board of Directors may hold any of its meetings at the principal office of the Corporation or at such other place or places as the Board of Directors (or the chairperson in the absence of a determination by the Board of Directors) may from time to time designate. Directors may participate in any regular or special meeting of the Board of Directors by means of conference telephone or other communications equipment pursuant to which all persons participating in the meeting of the Board of Directors can hear each other and such participation shall constitute presence in person at such meeting.
Section 2.09    Annual Meeting. A regular annual meeting of the Board of Directors shall be held each year at the same place as and immediately after the annual meeting of stockholders, or at such other place and time as shall theretofore have been determined by the Board of Directors and notice thereof need not be given. At its regular annual meeting, the Board of Directors shall organize itself and elect the officers of the Corporation for the ensuing year, and may transact any other business.
Section 2.10    Regular Meetings. Regular meetings of the Board of Directors may be held at such intervals at such time as shall from time to time be determined by the Board of Directors. After such determination and notice thereof has been once given to each person then a member of the Board of Directors, regular meetings may be held at such intervals and time and place without further notice being given.
Section 2.11    Special Meetings. Special meetings of the Board of Directors may be called at any time by the Board of Directors or by the chairperson of the board or by a majority of directors then in office to be held on such day and at such time as shall be specified by the person or persons calling the meeting.
Section 2.12    Notice of Meetings. Notice of each special meeting or, where required, each regular meeting, of the Board of Directors shall be given to each director either by being mailed on at least the third day prior to the date of the meeting or by being telegraphed, faxed or given personally or by telephone on at least twenty-four (24) hours’ notice prior to the date of meeting. Such notice shall specify the place, date and hour of the meeting and, if it is for a special meeting, the purpose or purposes for which the meeting is called. At any meeting of the Board of Directors at which every director shall be present, even though without such notice, any business may be transacted. Any acts or proceedings taken at a meeting of the Board of Directors not validly called or constituted may be made valid and fully effective by ratification at a subsequent meeting which shall be legally and validly called or constituted. Notice of any regular meeting of the Board of Directors need not state the purpose of the meeting and, at any regular meeting duly held, any business may be transacted. If the notice of a special meeting shall state as a purpose of the meeting the transaction of any business that may come before the meeting, then at the meeting any business may be transacted, whether or not referred to in the notice thereof. A written waiver of notice of a special or regular meeting, signed by the person or persons entitled to such notice, whether before or after the time stated therein shall be deemed the equivalent of such notice, and attendance of a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends the meeting and prior to or at the commencement of such meeting protests the lack of proper notice.
Section 2.13    Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the directors then in office shall constitute a quorum for the transaction of business. Except as otherwise required by law, the Certificate, or these Bylaws, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. At all meetings of the Board of Directors, each director shall have one vote.
Section 2.14    Committees. The Board of Directors may appoint an executive committee and any other committee of the Board of Directors, to consist of one or more directors of the Corporation, and may delegate to any such committee any of the authority of the Board of Directors, however conferred, other than the power or authority in reference to amending the Certificate, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation. No committee shall have the power or authority to declare a dividend or to authorize the issuance of stock unless the resolution creating such committee expressly so provides. Each such committee shall serve at the pleasure of the Board of Directors, shall act only in the intervals between meetings of the Board of Directors and shall be subject to the control and direction of the Board of Directors. Any such committee may act by a majority of its members at a meeting or without a meeting if all members of the committee consent to the action in writing or by electronic transmission. Any such committee shall keep written minutes of its meetings and report the same to the Board of Directors at the next regular meeting of the Board of Directors.
Section 2.15    Compensation. The Board of Directors may, by resolution passed by a majority of those in office, fix the compensation of directors for service in any capacity and may fix fees for attendance at meetings and may authorize the Corporation to pay the traveling and other expenses of directors incident to their attendance at meetings, or may delegate such authority to a committee of the Board of Directors.
Section 2.16    Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing(s) or electronic transmission(s) are filed with the minutes of proceedings of the Board or such committee.
ARTICLE III

OFFICERS
Section 3.01    General Provisions. The principal officers of the Corporation shall be the chairperson of the board (who shall be a director), the chief executive officer (who shall be a director), a president (who shall be a director), such number of vice-presidents as the Board of Directors may from time to time determine, a secretary and a treasurer. Any person may hold any two or more offices and perform the duties thereof, except the offices of president and vice-president or the offices of president and secretary.

Section 3.02    Election, Terms of Office, and Qualification. The officers of the Corporation named in Section 3.01 of this ARTICLE III shall be elected by the Board of Directors for an indeterminate term and shall hold office at the pleasure of the Board of Directors.
Section 3.03    Additional Officers, Agents, etc. In addition to the officers mentioned in Section 3.01 of this ARTICLE III, the Corporation may have such other officers or agents as the Board of Directors may deem necessary and may appoint, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors may from time to time determine. The Board of Directors may delegate to any officer the power to appoint any subordinate officers or agents. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer, or to any director.
Section 3.04    Removal. Except as set forth below, any officer of the Corporation may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any meeting, the notice (or waivers of notice) of which shall have specified that such removal action was to be considered. Any officer appointed not by the Board of Directors but by an officer or committee to which the Board of Directors shall have delegated the power of appointment may be removed, with or without cause, by the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors.
Section 3.05    Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, or to the chairperson of the board, the chief executive officer, the president or the secretary of the Corporation. Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 3.06    Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, shall be filled in the manner prescribed in these Bylaws for regular appointments or elections to such office.
ARTICLE IV

DUTIES OF THE OFFICERS
Section 4.01    The Chairperson of the Board. The chairperson of the board shall have general supervision over the property, business and affairs of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. The chairperson of the board shall, if present, preside at all meetings of the stockholders and of the Board of Directors. The chairperson of the board may sign, with the secretary, treasurer or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares in the Corporation. The chairperson of the board may also sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, leases, contracts or other instruments either when specially authorized by the Board of Directors or when required or deemed necessary or advisable by him or her in the conduct of the Corporation’s normal business, except in cases where the signing and execution thereof shall be expressly delegated by these Bylaws or the Board of Directors to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent, and the chairperson of the board may cause the seal of the Corporation, if any, to be affixed to any instrument requiring the same.
Section 4.02    The Chief Executive Officer. The chief executive officer shall be the principal executive officer of the Corporation and shall perform such duties as are conferred upon him or her by these Bylaws or as may from time to time be assigned to him or her by the chairperson of the board or the Board of Directors. The chief executive officer shall have the same power as the president to sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, leases, contracts and other instruments either when specially authorized by the Board of Directors or when required or deemed necessary or advisable by him or her in the ordinary course of the Corporation’s normal business, except in cases where the signing and execution thereof shall be expressly delegated by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent, and the chief executive officer may cause the seal of the Corporation, if any, to be affixed to any instrument requiring the same. During the absence or disability of the president, the chief executive officer shall exercise all of the powers and perform all of the duties of the president except as otherwise provided by law. The chief executive officer shall, during the absence or disability of the chairperson of the board, preside at meetings of the stockholders and of the Board of Directors.
Section 4.03    The President. The president shall be the principal operating and administrative officer of the Corporation. If there is no chief executive officer, the president shall exercise all of the powers and perform all of the duties of the chief executive officer. The president shall perform such duties as are conferred upon him or her by these Bylaws or as may from time to time be assigned to him or her by the chairperson of the board, the chief executive officer or the Board of Directors. The president may sign, with the secretary, treasurer or other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares in the Corporation. The president may also sign, execute and deliver in the name of the Corporation all deeds, mortgages, bonds, leases, contracts or other instruments either when specially authorized by the Board of Directors or when required or deemed necessary or advisable by him or her in the ordinary conduct of the Corporation’s normal business, except in cases where the signing and execution thereof shall be expressly delegated by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent, and the president may cause the seal of the Corporation, if any, to be affixed to any instrument requiring the same. The president shall, in the absence or disability of each of the chairperson of the board and the chief executive officer, preside at meetings of the stockholders and of the Board of Directors.

Section 4.04    Vice-Presidents. The vice-presidents shall perform such duties as are conferred upon them by these Bylaws or as may from time to time be assigned to them by the Board of Directors, the chairperson of the board, the chief executive officer or the president. At the request of the chairperson of the board or the chief executive officer, in the absence or disability of the president, the vice-president designated by the chairperson of the board or the chief executive officer, as appropriate, shall perform the duties of the president, and when so acting, shall have all of the powers of the president.
Section 4.05    The Treasurer. The treasurer shall be the custodian of all funds and securities of the Corporation. Whenever so directed by the Board of Directors, the treasurer shall render a statement of the cash and other accounts of the Corporation, and the treasurer shall cause to be entered regularly in the books and records of the Corporation to be kept for such purpose full and accurate accounts of the Corporation’s receipts and disbursements. The treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors, the chairperson of the board, the chief executive officer or the president.
Section 4.06    The Secretary. The secretary shall record and keep the minutes of all meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose. The secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the Corporation and such other books and records as the Board of Directors may direct. The secretary shall be the custodian of the seal of the Corporation, if any, and shall affix such seal to such contracts, instruments and other documents as the Board of Directors or any committee thereof may direct. The secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors, the chairperson of the board, the chief executive officer or the president.
ARTICLE V

INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 5.01    Indemnification. The Corporation shall indemnify and hold harmless any person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, his or her testator, or intestate is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, to the fullest extent permitted by the laws of Delaware as they may exist from time to time. The right to indemnification conferred in this ARTICLE V shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent permitted by the laws of Delaware as they may exist from time to time.

(A)    The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the laws of Delaware as they may exist from time to time.
Section 5.02    Insurance. The officers of the Corporation, without further authorization by the Board of Directors, may in their discretion purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent for another corporation, partnership, joint venture, trust or other enterprise, against any liability.
Section 5.03    ERISA. To assure indemnification under this ARTICLE V of all such persons who are or were “fiduciaries” of an employee benefit plan governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974”, as amended from time to time, the provisions of this ARTICLE V shall, for the purposes hereof, be interpreted as follows: an “other enterprise” shall be deemed to include an employee benefit plan; the Corporation shall be deemed to have requested a person to serve as an employee of an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to said Act of Congress shall be deemed “fines”; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.
Section 5.04    Contractual Nature. The foregoing provisions of this ARTICLE V shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this ARTICLE V is in effect. Neither any repeal or modification of this ARTICLE V or, to the fullest extent permitted by the laws of Delaware, any repeal or modification of laws, shall affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.
Section 5.05    Construction. For the purposes of this ARTICLE V, references to “the Corporation” include in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director or officer of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body shall stand in the same position under the provisions of this ARTICLE V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VI

DEPOSITORIES, CONTRACTS AND OTHER INSTRUMENTS
Section 6.01    Depositories. The chairperson of the board, the chief executive officer, the president, the treasurer and any vice-president of the Corporation whom the Board of Directors authorizes to designate depositories for the funds of the Corporation are each authorized to designate depositories for the funds of the Corporation deposited in its name and the signatories and conditions with respect thereto in each case, and from time to time, to change such depositories, signatories and conditions, with the same force and effect as if each such depository, the signatories and conditions with respect thereto and changes therein had been specifically designated or authorized by the Board of Directors; and each depository designated by the Board of Directors or by the chairperson of the board, the chief executive officer, the president, the treasurer or any such vice-president of the Corporation, shall be entitled to rely upon the certificate of the secretary or any assistant secretary of the Corporation setting forth the fact of such designation and of the appointment of the officers of the Corporation or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depository, or from time to time the fact of any change in any depository or in the signatories with respect thereto.
Section 6.02    Execution of Instruments Generally. In addition to the powers conferred upon the chairperson of the board in Section 4.01 of these Bylaws and except as otherwise provided in Section 6.01 of this ARTICLE VI or required by law, all contracts and other instruments entered into in the ordinary course of business requiring execution by the Corporation may be executed and delivered by the chief executive officer, the president, the treasurer or any vice president and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the Corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.
ARTICLE VII

SHARES AND THEIR TRANSFER
Section 7.01    Stock Certificate; Uncertificated Shares
(A)     The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to any such shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution or resolutions by the Board of the Corporation, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate signed in the name of the Corporation by the chairperson of the board, the president or a vice president, and by the secretary or an assistant secretary or the treasurer or an assistant treasurer, representing the number of shares of stock in the Corporation owned by such holder. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issuance. Certificates representing shares of stock of the Corporation may bear such legends regarding restrictions on transfer or other matters as any officer or officers of the Corporation may determine to be appropriate and lawful.
(B)    If the Corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise required by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series of stock and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares of any class or series of stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of such class or series and the qualifications, limitations or restrictions of such preferences and/or rights.
(C)    Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
Section 7.02    Lost, Destroyed and Mutilated Certificates. If any certificates for shares in the Corporation become worn, defaced, or mutilated but are still substantially intact and recognizable, the directors or authorized officers, upon production and surrender thereof, shall order the same cancelled and shall issue a new certificate in lieu of same. The holder of any shares in the Corporation shall immediately notify the Corporation if a certificate therefor shall be lost, destroyed, or mutilated beyond recognition, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed or mutilated beyond recognition, and the Board of Directors may, in its discretion, require the owner of the certificate which has been lost, destroyed, or mutilated beyond recognition, or his or her legal representative, to give the Corporation a bond in such sum and with such surety or sureties as it may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, destruction, or mutilation of any such certificate. The Board of Directors may, however, in its discretion, refuse to issue any such new certificate except pursuant to legal proceedings, under the laws of the State of Delaware in such case made and provided.
Section 7.03    Transfers of Shares. Transfers of shares in the Corporation shall be made only on the books of the Corporation by the registered holder thereof, his or her legal guardian, executor, or administrator, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation or with a transfer agent appointed by the Board of Directors, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by properly executed stock powers and evidence of the payment of all taxes imposed upon such transfer. The person in whose name shares stand on the books of the Corporation shall, to the full extent permitted by law, be deemed the owner thereof for all purposes as regards the Corporation.
Section 7.04    Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws concerning the issue, transfer, and registration of certificates for shares in the Corporation. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.
ARTICLE VIII

SEAL
The Board of Directors may provide a corporate seal, which shall be circular and contain the name of the Corporation engraved around the margin and the words “corporate seal”, the year of its organization, and the word “Delaware.”
ARTICLE IX

AMENDMENTS
As provided in Article FIFTH, Section 1, of the Certificate, the Board of Directors is expressly authorized to make, repeal, amend and rescind the bylaws of the Corporation; provided, however, that any repeal, amendment or rescission of any bylaw inconsistent with ARTICLE II, Section 2.03, of these Bylaws shall also require the approval of the stockholders of the Corporation pursuant to the vote required by Article FIFTH, Section 2, of the Certificate. Subject to such Article FIFTH, Section 2, of the Certificate, the stockholders of the Corporation may also make, repeal, amend or rescind these Bylaws.
ARTICLE X

FORUM SELECTION
Unless the Corporation consents in writing to the selection of an alternative forum, (A) (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s

stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation or these Bylaws (as either may be amended or restated) or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the United States District Court for the District of Delaware and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this ARTICLE X. If any provision of this ARTICLE X shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this ARTICLE X, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.